As filed with the Securities and Exchange Commission on June 12, 2020

No. 333-238180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leo Holdings Corp.*

(Exact name of registrant as specified in its charter)

Cayman Islands*	6770	98-1399727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

21 Grosvenor Place

London SWIX 7HF

+(44) 2072012200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi, Esq.

Puglisi & Associates

850 Library Avenue #204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christian O. Nagler, Esq. Peter Seligson, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Katherine D. Ashley, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 Tel: (202) 371-7000 Fax: (202) 393-5760

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(4)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
New DMS Class A Common Stock(1)	22,812,807	10.31(5)	$235,200,040	$30,529(8)
New DMS Class A Common Stock(2)	14,000,000	$11.50(6)	$161,000,000	$20,898(8)
Warrants to purchase New DMS Class A Common Stock(3)	14,000,000	0.65(7)	$9,100,000	$1,182(8)
Total				$52,609(9)

(1)

The number of shares of Class A common stock of New DMS (as defined below) being registered represents (i) 19,312,807 Class A ordinary shares (the “Class A Ordinary Shares”) of Leo (as defined below) (the “public shares”) and (ii) 3,500,000 Class B ordinary shares of Leo (“Class B ordinary shares” and together with the public shares, the “Leo shares”). Following the Domestication (as defined below), the public shares and the Class B ordinary shares will automatically be converted by operation of law into shares of Class A common stock of New DMS (“New DMS Class A Common Stock”).

(2)

Represents shares of New DMS Class A Common Stock to be issued upon the exercise of (i) 10,000,000 redeemable warrants to purchase Class A ordinary shares of Leo that were issued by Leo in its initial public offering (the “Leo public warrants”), (ii) 2,000,000 warrants to purchase Class A ordinary shares of Leo that were issued in a private placement concurrently with its initial public offering (the “private placement warrants” and together with the public warrants, the “Leo warrants”), and (iii) 2,000,000 warrants to purchase New DMS Class A Common Stock that will be issued at the closing of the proposed business combination (the “Seller Warrants”). The Leo warrants will automatically be converted by operation of law into warrants to acquire New DMS Class A Common Stock in the Domestication (the “New DMS warrants”).

(3)

The number of warrants to acquire shares of New DMS Class A Common Stock being registered represents (i) 10,000,000 Leo public warrants, (ii) 2,000,000 private placement warrants, and (iii) 2,000,000 Seller Warrants.

(4)

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Ordinary Shares of Leo on the New York Stock Exchange (the “NYSE”) on May 8, 2020 ($10.31 per Class A ordinary share). May 8, 2020 was the date for which the most recent reported high and low prices of the Class A Ordinary Shares were available prior to the initial filing of this registration statement (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”)). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(6)	Represents the exercise price of the warrants.
(7)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Leo public warrants on the NYSE on May 5, 2020 ($0.65 per warrant). May 5, 2020 was the date for which the most recent reported high and low prices of the Leo public warrants were available prior to the initial filing of this registration statement (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(8)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001298.
(9)	Previously paid.
*

Immediately prior to the consummation of the Business Combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Leo Holdings Corp., a Cayman Islands exempted company (“Leo”), intends to effect a deregistration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Leo’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Digital Media Solutions, Inc.” upon the consummation of the Domestication. As used herein, “New DMS” refers to Leo after the Domestication.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Leo Holdings Corp. is filing this Amendment No. 2 to its registration statement on Form S-4 (File No. 333-238180) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21	Exhibits and Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description

2.1*#	Business Combination Agreement, dated as of April 23, 2020, by and among Leo, DMS, the Sellers, Clairvest as a Seller Representative and solely for the limited purposes set forth therein, Sponsor (included as Annex A to the proxy statement/prospectus).

3.1#	Amended and Restated Memorandum and Articles of Association of Leo (included as Annex B to the proxy statement/prospectus).

3.2#	Form of Certificate of Incorporation of New DMS, to become effective upon Domestication (included as Annex C to the proxy statement/prospectus).

3.3#	Form of Bylaws of New DMS, to become effective upon Domestication (included as Annex D to the proxy statement/prospectus).

4.1#	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by the Registrant on February 1, 2018).

4.2#	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed by the Registrant on February 1, 2018).

4.3#	Form of Amended and Restated Warrant Agreement between New DMS and Continental (included as Annex M to the proxy statement /prospectus).

4.4#	Form of Certificate of Corporate Domestication of Leo, to be filed with the Secretary of State of the State of Delaware (included as Annex F to the proxy statement/prospectus).

5.1	Opinion of Kirkland & Ellis LLP.

10.1#	Sponsor Shares and Warrant Surrender Agreement, dated April 23, 2020, between Leo, Sponsor, Robert Bensoussan, Lori Bush and Marry E. Minnick (included as Annex I to the proxy statement/prospectus).

10.2#	Form of Director Nomination Agreement between New DMS, Sponsor, Sponsor PIPE Entity, Clairvest and Prism (included as Annex H to the proxy statement/prospectus).

10.3#	Form of Amended and Restated Registration Rights Agreement between New DMS and each of the holders party thereto (included as Annex J to the proxy statement/prospectus).

10.4#	Form of Lock-Up Agreement between New DMS and Sellers (included as Annex N to the proxy statement/prospectus).

10.5†#	Form of Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (included as Annex E to the proxy statement/prospectus).

10.6#	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed by the Registrant on February 1, 2018).

10.7#	Form of Subscription Agreement (included as Annex G to the proxy statement/prospectus).

10.8#	Form of Amended and Restated Limited Liability Company Agreement of DMS (included as Annex K to the proxy statement/prospectus).

10.9#	Form of Tax Receivable Agreement between New DMS, Blocker Corp and Sellers (included as Annex L to the proxy statement/prospectus).

21.1#	List of subsidiaries of Leo.

23.1#	Consent of WithumSmith+Brown, PC, independent registered accounting firm for Leo.

23.2#	Consent of Ernst & Young LLP, independent registered accounting firm for DMS.

23.3#	Consent of Marcum LLP, independent registered accounting firm for W4 LLC.

23.4#	Consent of Marcum LLP, independent registered accounting firm for UE Authority, Co.

23.5	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).

24.1#	Power of Attorney (included on signature page to the initial filing of this Registration Statement).

99.1	Form of Proxy for Leo’s Extraordinary General Meeting.

99.2#	Consent of Joseph Marinucci to be named as a director.

99.3#	Consent of Fernando Borghese to be named as a director.

99.4#	Consent of James H. Miller to be named as a director.

99.5#	Consent of Robbie Isenberg to be named as a director.

101.INS#	XBRL Instance Document

101.SCH#	XBRL Taxonomy Extension Schema Document

101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF#	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB#	XBRL Taxonomy Extension Label Linkbase Document

101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document

*

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Previously filed.
†	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 12th day of June, 2020.

LEO HOLDINGS CORP.

By:	/s/ Lyndon Lea
Name:	Lyndon Lea
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lyndon Lea	Chairman and Chief Executive Officer (Principal Executive Officer)	June 12, 2020
Lyndon Lea

*	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 12, 2020
Robert Darwent

*	Director	June 12, 2020
Robert Bensoussan

*	Director	June 12, 2020
Lori Bush

*	Director	June 12, 2020
Mary E. Minnick

*By:	/s/ Lyndon Lea
Lyndon Lea
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Leo Holdings Corp., in the City of Newark, Delaware, on the 12th day of June, 2020.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative